Exhibit 99.1

Hilton Prices Secondary Offering

McLean, VA – September 28, 2017 – Hilton Worldwide Holdings Inc. (“Hilton” or the “Company”) announced today the pricing of a secondary offering of 14,610,000 shares of Hilton common stock by certain selling stockholders affiliated with The Blackstone Group L.P. The offering is expected to close on October 4, 2017, subject to customary closing conditions.

Hilton is not offering any shares of common stock in the offering and will not receive any proceeds from the sale of shares in this offering. In addition, none of Hilton’s officers or directors are selling any shares of common stock beneficially owned by them in the offering.

Goldman Sachs & Co. LLC is serving as the underwriter for the offering.

The offering of these securities is being made pursuant to an effective shelf registration statement. The offering will be made only by means of a prospectus. A copy of the prospectus relating to these securities may be obtained, when available, from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (212) 902-1171, facsimile: (212) 902-9316, e-mail: prospectus-ny@ny.email.gs.com.

In addition, as previously announced, Hilton has entered into a share repurchase agreement with the selling stockholders pursuant to which Hilton intends to repurchase up to 986,175 shares directly from the selling stockholders. The share repurchase will be effected in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriter in the offering. Hilton expects to fund the share repurchase from cash on hand. The share repurchase is expected to be consummated concurrently with the offering. Although the share repurchase will be conditioned upon, among other things, the closing of the offering, the closing of the offering will not be conditioned upon the closing of the share repurchase. The share repurchase has been approved by the audit committee of Hilton and is pursuant to, and will count toward, the Company’s existing share repurchase program. The timing and method of any future repurchases, which will depend on a variety of factors, including market conditions and the Company’s financial condition, are subject to the discretion of management.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,000 properties with more than 825,000 rooms in 103 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences – every hotel, every guest, every time. The company’s portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by HiltonTM, DoubleTree by Hilton, Tapestry Collection by HiltonTM, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else and free standard Wi-Fi.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests and management and franchise agreements, risks related to doing business with third-party hotel owners, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I-Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC, as such factors may be updated from time to time in Hilton’s periodic filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:

Jill Slattery

Investor Contact

1-703-883-6043

jill.slattery@hilton.com

Nigel Glennie

Media Contact

1-415-298-4424

nigel.glennie@hilton.com